AGREEMENT OF LEASE                                     Exhibit
10.3

THIS AGREEMENT OF LEASE (this "Lease"), made this 22nd day of
November, 1995,
by and between BRIT LIMITED PARTNERSHIP, A Mary1and Limited
Partnership (herein
called "Landlord") and TSI TelSys, INC., a Maryland Corporation
(herein called
"Tenant").


WITNESSETH:

1. Premises. Landlord is the owner of a development of office buildings (the
"Complex) including the building designated on the attached
Exhibit "A" as
Building "C" (herein called the "Building") which Complex is on a lot located at Parcels M-7, M-8, M-9 and Lot S-12, Columbia Gateway, Columbia, Maryland and more fully described by metes and bounds on Exhibit "B" hereto. Landlord does hereby demise and let unto Tenant and Tenant does hereby lease and take from
Landlord, for the term and upon the terms, covenants, conditions and provisions set forth herein, that portion of the Building constituting 15,008 sq. ft. , identified as 7100 Columbia Gateway Drive, Columbia, Maryland 21046 - Building
"C", Suite 150 (all of which is herein called the "Premises"), together with the right, in common with the other occupants of the Building and the Complex, to use the driveway, sidewalks and loading and parking areas on the Complex (to the extent not restricted pursuant to the provisions of other leases). The total number of leasable square feet constituting the Premises shall be referred to herein as the "Total Square Feet". Further, the Total Square Feet shall be adjusted as necessary to reflect any changes to the Premises by expansion or any other event affecting the area of the Premises. Tenant hereby accepts the tenant improvements in the premises in "As IS" condition and as complying with all obligations of Landlord with respect to the condition, order, and repair thereof. Landlord warrants that on February 4, 1993 the
Premises were in compliance with all local, state and federal codes, i.e., The
Americans with Disabilities Act. The Landlord makes no warranties with respect to compliance subsequent to that date.

2.    Term.

(a) The term of this lease shall commence upon the later of December 1, 1995 or occupancy by Tenant, but in no event later than January 31, 1996 (herein called the "Commencement Date").

(b) Unless sooner terminated in accordance with the terms hereof or extended as hereinafter provided, the term of this lease shall end ten (10) years following the Commencement Date without the necessity for notice from either party to the other (the date of the termination of this Lease, whether upon termination of the original term or any subsequent term hereof, or upon termination for any other reason hereunder is herein called the "Expiration
Date"). Notwithstanding the above to the contrary, Tenant shall have the option to terminate this Lease on the expiration of five (5) full years from the
Commencement Date. For Tenant to exercise this termination option, Tenant shall give Landlord nine (9) months written notice prior to the expiration of the fifth (5th) complete year of the Lease. Simultaneously with the delivery of this notice, Tenant shall pay to Landlord a cancellation fee equal to $59,900 plus the unamortized portion of any improvements made by Landlord on behalf of
Tenant in connection with the exercise of Tenant's right to first offer on two
(2) spaces adjacent to the Premises.

(c) If Tenant continues to occupy the Premises after the Expiration Date whether or not after obtaining Landlord's express, written consent thereto:

(i) such occupancy shall (unless the parties hereto otherwise agree in writing) be deemed to be under a month-to-month tenancy, which shall continue until either party hereto notifies the other in writing, by at least thirty
(30) days before the end of any calendar month, that the notifying party elects to terminate such tenancy at the end of such calendar month, in which event such tenancy shall so terminate; and

(ii) such month-to-month tenancy shall be upon the same terms and subject to the same conditions as those set forth in the provisions of this Lease except that the base monthly rent may be increased to double the base monthly rent in effect immediately prior to the expiration date.

(d) Subsequent to the execution of this Lease by Landlord and Tenant and prior to the Commencement Date, Tenant and agents, employees and contractors of
Tenant shall have the right to enter onto the Premises to commence certain improvements to be paid for by Tenant (i.e., cabling). Tenant shall give
Landlord 24 hours' notice of such entry and Tenant shall provide Landlord with evidence that Tenant, its employees, agents and/or contractors have obtained any insurance that may reasonably be required by Landlord.

3.    Comp1etion of Premises. N/A.

4. Use of Premises/Limitation of Competitors: Tenant shall use the Premises solely for the purpose of the operation of an electronics, design, manufacturing and sales business and related uses in the ordinary course of
Tenant's business (including general offices) (the "Permitted
Use"), and the
Premises shall not be used or occupied in whole or in part for any other purpose, without the written consent of the Landlord. The Landlord agrees that during the term of this Lease (including all extensions hereof) it shall not lease space in the Complex to any entity conducting a business competitive with the Permitted Use of the Tenant. For purposes of the foregoing, an "entity conducting a business competitive with the Permitted Use of the Tenant shall mean and include only those entities whose business is made up of in excess of ten percent (10%) by operations competitive with the Permitted Use.

5.    Rent.

(a) Tenant shall pay as base rent an annual amount each year as set forth below.

Year 1:     $95,639 (8.50 x 15,008)
(initial 9 months at $7,083.33;
months 10-12 at $10,630.67)
      Year  2:    $131,470    (8.76 x 15,008)
      Year  3     $135,222    (9.01 x 15,008)
      Year  4:    $139,274    (9.28 x 15,008)
      Year  5:    $143,476    (9.56 x 15,008)
      Year  6:    $147,829    (9.85 x 15,008)
      Year  7:    $152,331    (10.15 x 15,008)
      Year  8;    $156,834    (10.45 x 15,008)
      Year  9:    $161,637    (10.77 x 15,008)
      Year  10:   $165,589    (11.10 x 15,008)

All rental payments shall be made in advance, without notice or demand, and without set-off, in monthly installments on the first day of each calendar month during the term of this lease (starting with the Commencement Date) (the
"Base Rent"). Rent for any partial month from the Commencement Date until the first day of the next succeeding calendar month (pro rated on a per diem basis) and the rent for the first full calendar month of this Lease shall be paid upon the signing of this Lease.

(b) In addition to the Base Rent, Tenant shall pay to Landlord, as additional rent, any and all costs or other sums which
Tenant may be required to pay to Landlord under the provisions of Sections 7, 11, 15 and any other provision of this Lease. All rent shall be paid to Landlord at the address given in Section 31.

6. Late Charges. Notwithstanding any rights of Tenant to cure a default hereunder, any payment of Base Rent or additional rent due hereunder and not paid within ten (10) days of the due date thereof shall incur a late payment charge of five percent (5%) of such payment. In addition, all payments due to the Landlord which are made more than thirty (30) days late shall bear interest at the effective rate of fifteen percent (15%) per annum, compounded on a monthly basis.

7. Taxes, Other Impositions and Management Costs. As additional monthly rental payments, throughout the term of this Lease, Tenant shall pay all costs set forth below. The costs shall be apportioned for the first and last calendar years covered by the term hereof. All payments of costs shall be made within thirty (30) days of Landlord's written request, provided such request is accompanied by a reasonable itemization of such costs, and Landlord delivers to
Tenant within ten (10) days such bills, invoices or other records as Tenant may reasonably request in writing within ten (l0) days of Landlord's original request for payment to verify the accuracy of such costs. Except as otherwise specifically provided herein above, or in other provisions of this Lease,
Landlord shall pay all taxes, impositions, management costs and other costs relating to the Premises.

(a) Taxes. Tenant shall pay the Landlord all levies, taxes, assessments, water and sewer rents and charges, liens, charges for public utilities and all other charges, imposts or burdens of whatsoever kind and nature, which at any time during the term of this lease may be assessed or imposed by any federal, state or municipal government or public authority, or under any law, ordinance or regulation thereof or pursuant to any recorded covenants or agreements (all of which are hereinafter referred to as "Impositions"), upon or with respect to the Premises, any improvements made thereto, or this Lease. Additionally,
Tenant shall pay a proportionate share, as defined in section 30 of any
Imposition which is not imposed upon the Premises as a separate entity but which is imposed upon the Building or the Complex or upon the appurtenances, leases, rents, transactions or documents relating to the Building or the
Complex. Impositions shall not include any levy in tax specifically attributed by the taxing authority to improvements to the Building or Complex for another tenant.

(b) Operating Costs: Attached hereto as Exhibit "D" is a non-exclusive list of the management and other services provided by Landlord to the Tenant
(collectively with all similar charges the "Operating Costs"). Tenant shall pay its Proportionate Share of the Operating Costs to the Landlord for each year of the lease. Notwithstanding anything else in this Lease to the contrary, the following shall not be included in determining the Landlord's Operating Costs:

 (i) except as set forth in (x) below, any payments (such as salaries or fees) to or expenses charged by the Landlord's executive personnel or partners;

(ii) costs for items that, by generally accepted accounting principles, should be capitalized (such as heating, ventilating, and HVAC replacement) unless such costs reduce the Operating Costs of the Building;

(iii) depreciation or interest (unless it is related to an allowable capital item);

(iv)  ground rent;

(v) taxes on the Landlord's business (such as income, excess profits, franchise, capital stock, estate, and inheritance taxes);

(vi) leasing commissions and other costs associated with the leasing of space or the sale or potential sale of Building or Complex, advertising expenses, tenant improvements, free rent, moving expenses, etc.);

(vii) legal fees incurred by Landlord in leasing additional space in the complex, except that Tenant shall remain obligated to pay such legal fees provided for elsewhere in this Lease;

(viii)      expenses payable directly by a tenant for any reason
(such as
excessive utility use), insurer or other third party, provided same is actually paid by such party;

(ix) costs for improving any tenant's space or depreciation or amortization of such improvements;

(x) management fees in excess of 5% of the gross rents for the Complex;

(xi) employees' salaries or benefits other than for personnel supporting building systems or delivering building services in the Building or the
Complex, as the case may be;

(xii) any repair or other work necessitated by condemnation, fire, or other casualty;

(xiii) services, benefits, or both, to which Tenant is not entitled hereunder, but which are provided to other tenants of the building;

(xiv) reserves for future expenditures;

(xv) damages paid by Landlord to any tenant or other party unless caused by
Tenant's acts;

(xvi) expenditures to the extent reimbursed by insurance proceeds or other
Tenants;

(xvii) fines or penalties imposed on Landlord, unless incurred as a result of any actions or omissions of Tenant;

(xviii)     the cost of repairs, alterations or replacements
required as a
result of the exercise of Eminent Domain to the extent that Landlord receives net condemnation proceeds as a result of such exercise;

(xix) auditing fees, other than those in connection with the maintenance of the
Complex or Building or in connection with the preparation of Landlord's statements for Operating Expenses;

(xx) any appraisal fees incurred in valuing the Building, Complex or Land, unless required by Landlord's insurance company.

(c) Insurance: Landlord shall keep the insurance policies required to be maintained by the Landlord pursuant to Paragraph 8. Tenant shall pay to
Landlord its Proportionate Share of the premium cost of such policies, which premiums shall be for insurance that Landlord deems reasonable and appropriate
(the "Premiums").

(d) Monthly Deposits: Notwithstanding the foregoing provisions of this
Section 7, Landlord shall have the right, at its option, to require Tenant to pay to Landlord or to any mortgagee, at the time when the monthly installment of Base Rent is payable, an amount equal to one-twelfth (1/12) of the anticipated annual Impositions, Operating Costs and Premiums as estimated by
Landlord. If Landlord elects to have Tenant make such payments, Tenant also shall pay to Landlord or to such mortgagee, as the case may be, the amount by which the actual costs coming due exceed the monthly payments on account thereof previously made by Tenant. So long as the Tenant is not in default, the amounts paid by Tenant pursuant to this sub-paragraph (e) shall be used to pay the Impositions, the Operating Costs, the Premiums and the Cleaning Costs, (and any excess of the payments above the actual costs shall be applied against next rental coming due) but such amounts shall not be deemed to be trust funds and no interest shall be payable thereon to the Tenant.

8.    Insurance.

(a) Fire Insurance. Landlord shall maintain and keep in effect through the term of this lease and extension hereof insurance against loss or damage to the
Building and all other improvements now or hereafter located in the Complex by fire and such other casualties as may be included within either fire and extended coverage insurance or all risk insurance at replacement cost (if available at commercially reasonable rates), rent insurance and such other insurance as may reasonably be needed or required by law.

(b) Liability. Tenant, at Tenant's sole cost and expense, shall maintain and keep in effect throughout the term of this lease insurance against liability for bodily injury (including death) or property damage in or about the
Premises, under a policy of commercial general liability insurance, with such limits as to each as may be reasonably required by Landlord from time to time but not less than $1,000,000 for each occurrence for bodily injury (including death) and $1,000,000 for each occurrence of property damage and $3,000,000 in the aggregate. The policies of commercial general liability insurance shall name Landlord and Tenant as the insured parties. Each policy required by this paragraph (b) shall provide that it shall not be cancelable without at least thirty (30) days prior written notice to Landlord and shall be issued by an insurer and in a form satisfactory to Landlord. At least five (5) days prior to the Commencement Date and before the commencement of the Extended Term, as applicable, a certificate of insurance shall be delivered to Landlord.

(c) Waiver of Subrogation. Rights under Insurance Policies. Each of the parties hereto releases the other, to the extent of the releasing party's insurance coverage, from any and all liability for any loss or damage covered by such insurance which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party, its agents or employees; provided, however, that this release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance shall contain a clause to the effect that this release shall not affect said policy or the right of the insured to recover thereunder. If any policy does not permit such a waiver, and if the party to benefit therefrom requests that such a waiver be obtained, the other party agrees to obtain an endorsement to its insurance policies permitting such waiver of subrogation if it is available. If an additional premium is charged for such waiver, the party benefiting therefrom, if it desires to have the waiver, agrees to pay to the other the amount of such additional premium promptly upon being billed therefor.

(d) Increase of Premiums. Tenant will not do or suffer to be done, or keep or suffer to be kept, anything in, upon, or about the Premises, the Building or the Complex which will contravene Landlord's policies insuring against loss or damage by fire or other hazards or which will prevent Landlord from procuring such policies in companies acceptable to Landlord for the occupancy anticipated hereunder within the permitted use. If any breach of this paragraph (d) by
Tenant shall cause the premium for fire or other insurance covering any or all of the Premises or the remainder of the Building to be increased beyond the amount which would normally have been paid for the occupancy anticipated hereunder within the permitted use, Tenant shall pay the entire amount of such increase to Landlord, promptly upon demand by Landlord.

9. Tenant's Fixtures. Tenant shall not install in, affix or attach to the
Premises any fixtures (other than minor installations which do not affect or damage the structure or appearance of the Building) without the prior written consent of the Landlord, which will not be unreasonably withheld or conditioned. If Tenant does not receive a response within ten (10) business days, acceptance shall be deemed granted. At the termination of this lease
Tenant may remove any or all such fixtures installed from time to time during the term of this lease which are not part of or affect the structure of the
Premises or any mechanical installations, walls or floors and shall remove any further additions, alterations or fixtures if so directed by Landlord. Tenant shall repair and restore any damage or injury to the Premises caused by the installation and/or removal of any such fixtures.

10. Signs. Tenant, at its sole cost and expense, shall be entitled to place signage on the Building exterior over Tenant's entrance, of a quality and type mutually agreeable to Landlord and Tenant, and as allowed by governmental regulation.

11.   Repairs and Maintenance.

(a) Except as otherwise specifically provided herein, Tenant, at its sole cost and expense and throughout the term of this lease and extensions hereof, shall keep and maintain the Premises in good order and condition and shall promptly make all repairs, replacements and renewals necessary to keep and maintain such in good order and condition, normal wear and tear excepted. All repairs, replacements and renewals made by Tenant shall utilize materials and equipment which are at least equal in quality and usefulness to those originally used in constructing the Building and the Premises. Tenant shall have no obligation to perform any structural repairs to the building or any part thereof or any repairs to, or replacements of, any building systems
(except as provided below). Landlord shall make all repairs to the Premises resulting from the gross negligence or willful misconduct of Landlord or
Landlord's agents, employees, or contractors.

(b) Landlord, throughout the term and extensions hereof and at Landlord's sole cost and expense, shall make all necessary repairs to the footings and foundations and the structural steel columns and girders forming a part of the
Premises and the roof the walls and the exterior parts of the Premises and the
Building. Provided, however, that Tenant shall pay the cost of repairs to the walls and exterior portions of the Premises and the Building and for the repair and/or replacement of any damage which arises out of or is caused by Tenant's use, manner of use or occupancy of the Premises, or by Tenant's installation in or upon the Premises of any item or by any act or omission of Tenant or any employee, agent, contractor or invitee of Tenant. In addition, Landlord shall make all repairs to the Premises resulting from the gross negligence or intentional act of Landlord or Landlord's agents, employees, contractors or invitees.

(c) Landlord, throughout the term of this lease and extensions hereof, shall make all necessary repairs to the utility lines and equipment and to any driveways, sidewalks, curbs, loading, parking and landscaped areas, and other exterior improvements in the Complex. Tenant shall pay its Proportionate Share of the cost of all repairs specified in this paragraph (c) as additional rent, upon being billed by Landlord, except, Tenant shall not be responsible for repairs made necessary because of any abuse by or any negligent acts or omissions of (i) any other tenant of the Complex or such tenant's employees, agents, contractors, or invitees, to the extent same are paid for by such tenant, or (ii) the Landlord or Landlord's agents, employees, contractors or invitees and except for any such repairs caused by Tenant, its employees, agents, contractors or invitees which shall be paid entirely (and not just the
Proportionate Share) of such repairs.

(d) During the term of this lease, the Tenant shall maintain the HVAC unit or units serving the Premises in good condition and repair at its sole cost and expense. Tenant agrees to keep in force a service contract on the HVAC unit(s) with a contractor mutually selected by the Landlord and Tenant. The HVAC unit(s) shall be subject to Tenant's control. Landlord warrants and represents that the HVAC unit will be in good condition and working order on the
Commencement Date.

(e) Tenant shall provide, at its expense, janitorial and cleaning services for the Premises. Landlord shall keep and maintain all common areas of the
Complex in a clean and orderly condition, free of accumulation of dirt and rubbish, shall provide dumpster(s) and trash removal, shall keep and maintain all landscaped areas in a neat and orderly condition, and shall perform all necessary snow removal to clear sidewalks, parking areas and access ways, which serve more than one tenant of the Building. The cost of the Increases of all such cleaning services shall be paid by Tenant as provided in Paragraph 7.

(f) Landlord agrees to make all repairs required hereunder as quickly as possible under the circumstances (provided Landlord receives notice of required repairs) and to use reasonable efforts to avoid adversely interfering with
Tenant's business. Except in an emergency, Landlord shall give advance notice prior to entering the Premises and shall comply with Tenant's reasonable security measures. Landlord shall not be liable for inconvenience, annoyance, disturbance or other damage to Tenant (except for damage caused by the
Landlord, its agents, or contractors) by reason of making any repair or by bringing or storing materials, supplies, tools and equipment in the Premises during the performance of any work, and the obligations of Tenant under this lease shall not thereby be affected in any matter whatsoever.

(g) Tenant shall not use or permit the use of any portion of the Complex for outdoor storage unless otherwise permitted.

(h) Tenant may install at its sole cost and expense a satellite dish on the roof of the Building at a location mutually agreeable to the Landlord and
Tenant, so long as (i) all applicable governmental licenses and approvals are obtained; (ii) the satellite dish is not prominently visible and is shielded to
Landlord's satisfaction; (iii) the structural integrity of the Building, including, but not limited to the roof, is not damaged in any way;
(iv)
existing Building warranties are not affected adversely or diminished in any way; and (v) the installation is performed under Landlord's supervision, if
Landlord so elects.

12.   Alterations and Additions by Tenant.

(a) Tenant shall not make or permit to be made any alterations, improvements or additions to the Premises (except ones deemed to be minor in nature), the
Building or the Complex without on each occasion first presenting to Landlord plans and specifications therefor and obtaining Landlord's prior written consent thereto which consent shall not be unreasonably withheld or conditioned for alterations.

(b) All improvements, repairs, alterations and additions and all other property installed before the Commencement Date, except the clean room, shall remain upon the Premises at the expiration or sooner termination of this Lease and shall remain (or become) the property of Landlord without payment therefor by Landlord, and Tenant shall have neither the right nor the obligation to remove same, except for any property installed by Tenant pursuant to Section
2(d) above.

(c) To the extent Landlord approves any alteration, improvement or addition to the Premises following the execution of this Lease, Tenant shall have the right, but not the obligation, to remove same at or before the end of the term;
and provided Tenant shall repair any damage resulting from the installation or removal therefrom prior to the expiration of the term; provided, however, that
Tenant shall have the obligation to remove such fixtures, installations or improvements as shall have been made with the consent of Landlord, if Landlord shall have conditioned its consent upon such removal. The removal (including the cost of any repair to the Premises or the Complex) to be at Tenant's sole cost and expense.

(d) To the extent Tenant makes any alteration, addition or improvement to any portion of the Premises or the Complex (except ones deemed to be minor in nature) without obtaining the prior written consent of the Landlord, Tenant shall remove same at Tenant's cost and expense prior to the termination of the term of this Lease (including any repairs required on the Premises or the
Complex) unless Landlord shall notify Tenant prior to such removal that such improvement shall remain on the Premises at the termination of this Lease (in the Landlord's sole discretion).

13. Landlord's Right of Entry. Tenant shall permit Landlord and the authorized representatives of Landlord and of any mortgagee or any prospective mortgagee, prospective purchaser or, during the last six (6) months of any term or extended term hereof prospective tenant, to enter the Premises at all reasonable times with reasonable notice (at least twenty-four (24) hours) except in case of an emergency for the purpose of (i) inspecting them or (ii) making any necessary repairs thereto or to the Building or the Complex and performing any work therein.

14. Utility charges and Allowances. Tenant shall be solely responsible for and shall pay promptly all rents, costs and charges for water service, sewer service, gas, electricity, light, heat steam, power, telephone and other communication services, and any and all other utility or service rendered or supplied upon or in connection with the Premises or used or consumed in or servicing the Premises and all other costs and expenses involved in the care, management and use of the Premises throughout the term of this lease, and
Tenant shall indemnify Landlord and save Landlord harmless against any costs, liability or damages on account of such expenses which should have been paid by the Tenant hereunder. All such utilities shall be provided by separate meter to the Premises and same shall be paid by Tenant. To the best of Landlord's knowledge, the meters are in good working condition and repair at the time of execution of this Lease.

15. Governmental Regulations. Throughout the term of this lease and at its sole cost and expense, Tenant shall comply with all laws, including but not limited to the Americans with Disabilities Act, ordinances, notices, order, rules, regulations and requirements of all federal state and municipal governments and all departments, commissions, boards and officers thereof, and with all notices, orders, rules and regulations of the National Board of Fire
Underwriters or any other body now or hereafter constituted exercising similar functions, relating to the Premises only and otherwise the responsibility of the Tenant pursuant to this Lease, or to the use or manner of use of the
Premises.


16. Mechanics' Liens. Each party shall promptly pay any contractors and materialmen who or which may supply labor, work or materials at the Premises, the Building or the Complex so as to minimize the possibility of a lien attaching to the Premises, the Building or the Complex. Each party shall take all steps permitted by law in order to avoid the imposition of any mechanic's, laborer's or materialman's lien upon the Premises, the Building or the Complex.
Should notice of any such lien be filed, then (i) the party receiving such notice shall promptly notify the other party of such notice and
(ii) the Tenant
shall bond against or discharge the same within fifteen (15) days of knowledge of the existence of such lien or claim regardless of the validity of the claim.
Nothing in this lease is intended to authorize Tenant to do or cause any work or labor to be done, or any materials to be supplied for the account of
Landlord, all of the same to be solely for Tenant's account and at Tenant's risk and expense. This paragraph shall not be construed to authorize Tenant to make any additions, alterations or improvements to the Premises other than as expressly provided herein.

17.   Damage by Fire or Other Casualty.

(a) If the Premises shall be damaged or destroyed by fire or other casualty,
Tenant shall promptly notify Landlord, and Landlord, subject to the conditions hereafter set forth in this Section 17, shall repair, rebuild or replace such damage and restore the Premises to substantially the same condition in which they were immediately prior to such damage or destruction. The work shall be commenced promptly and completed with due diligence, taking into account the time required by Landlord to effect a settlement with, and procure insurance proceeds from, the insurer.

(b) If in Landlord's reasonable opinion the insurance proceeds will not be adequate to complete such restoration, or if the Lease is in the final year of any term and Tenant has not unequivocally and irrevocably elected to continue this Lease for any additional term, Landlord shall have the right to terminate this lease and all the unaccrued obligations of the parties hereto by sending a written notice of such termination to Tenant, the notice to specify a termination date no less than fifteen (15) days after its transmission.
Landlord's obligation or election to restore the Premises under this Section shall not include the repairs, restoration or replacement of the fixtures, improvements, alterations, furniture or any other property owned, installed or made by Tenant. Further, Landlord shall have the right to terminate this lease on the occurrence of any substantial damage (25% or more) to the Premises and/or the remainder of the Building by giving express, written notice thereof to the Tenant within 30 days of the occurrence of such substantial damage. In the event of the failure of Landlord to terminate this Lease in the time provided above, Landlord's right to terminate as a result of such casualty should be waived.

(c) If twenty five (25%) percent or more of the Premises are rendered unusable by fire or other casualty for their Permitted Use and if either (i) the Landlord fails to commence the repair of the Premises within sixty (60) days after the casualty and thereafter fails to complete such repairs within six (6) months of the date of fire or other casualty subject to delays beyond the reasonable control of Landlord or Landlord's contractors, subcontractors or suppliers, or (ii) the fire or other casualty occurs during the last twelve
(12) months of the term of this Lease (which term has not been unequivocally or irrevocably extended), then Tenant may elect to terminate this lease within ten
(10) days after the occurrence of the event giving rise to such right of termination. In the event such notice is so given, this lease shall terminate as of the date of such notice, any rent owing prior to the termination date shall be paid and any rent paid with respect to any period following such termination date shall be promptly refunded to Tenant, and the Tenant shall quit and surrender the demised premises as if such termination date were the expiration date of the term of this Lease. In the event of the failure of tenant to timely provide the foregoing notice, Tenant's right to terminate as a result of such casualty shall be waived.

(d) In the event of the termination of this Lease as hereinabove provided, all rent shall be adjusted between the parties hereto as of the casualty. So long as this Lease is not terminated as above set forth and except as provided in Section 20, Tenant shall continue to pay the adjusted Base Rent and all adjusted additional rent hereunder.

18. Indemnification of Landlord. Tenant will indemnify Landlord and save
Landlord harmless from and against any and all claims, actions, damages, liability and expenses in connection with (i) loss of life, personal injury and damage to property caused to any person in or about the Premises,
(ii) arising
from or out of the occupancy or use by Tenant of the Premises or any part thereof, (iii) occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, licensees or invitees, (iv) the failure by
Tenant to adequately protect or secure any controlled substances located on the
Premises, (v) any environmental clean up required as a result of any substance brought onto the Premises by Tenant, or (vi) any other obligation of Tenant under the Lease. In case any such claim, action or proceeding is brought against Landlord, Tenant upon notice from Landlord and at Tenant's sole cost and expense shall resist or defend such claim, action or proceeding or shall cause it to be resisted or defended by an insurer. Notwithstanding anything to the contrary herein provided, Tenant's indemnification of Landlord under this section shall not apply to any negligent or intentional acts or omissions of
Landlord, its employees, agents, contractors or invitees and Landlord will indemnify and save Tenant harmless therefrom.

19.   Condemnation.

(a) Termination. If all or part of the Premises is taken or condemned for a public or quasi-public use (a sale in lieu of condemnation to be deemed a taking or condemnation), this Lease shall as to the part so taken terminate as of the date title to the condemned real estate vests in the condemnor and the rent shall abate in the same proportion as the floor area of the part taken bears to the floor area of all of the Premises or shall cease (if the entire
Premises be so taken).

(b) Notwithstanding the foregoing, either party shall have the right to terminate this Lease on the occurrence of any such substantial (25% or more) taking or condemnation of any of the Premises by giving express, written notice thereof to the other within forty-five (45) days thereafter. In such event, all rent shall be adjusted between the parties hereto as of the date of such taking or condemnation.

(c) Award. In the event this lease is terminated pursuant to the provisions of this Section, Tenant shall have the right to make a claim, against the condemnor for loss of business and for its removal expenses, business dislocation damages and moving expenses, trade fixtures, equipment and Tenant's other personal property, provided and to the extent, however, that such claims or payments do not reduce the sums otherwise payable by the condemnor to
Landlord. Tenant hereby assigns any and all claims it may have against the condemnor except as expressly provided herein.

20. Abatement of Rent. Except as otherwise expressly provided, damage to or destruction of all or any portion of the Premises by fire or by any other cause shall neither terminate this lease nor entitle Tenant to surrender the
Premises. If all or any portion of the Premises is substantially unusable for the Permitted Use, Base Rent, additional rent and other sums payable hereunder by Tenant shall abate as to that portion of the Premises which is substantially unusable for the Permitted Use, for so long as the Premises remain substantially unusable.
21. Quiet Enjoyment. Tenant, upon paying the rent, and observing and keeping all covenants, agreements and conditions of this lease on its part to be kept, shall quietly have and enjoy the Premises during the term of this lease without hindrance or molestation by anyone claiming by or through Landlord, including prior tenants, subject, however, to the exceptions, reservations and conditions of this lease.

22.   Assignment and Subletting.

(a) Except as provided herein, Tenant shall not assign, mortgage, pledge or encumber this lease, or sublet the whole or any part of the Premises except with the prior written consent of Landlord which consent may not be unreasonably withheld or conditioned. The assignee, subtenants, etc. shall use the Premises for the same purposes as provided under Paragraph 4, or such other purposes as Landlord may approve, which approval shall not be unreasonably withheld or conditioned. It shall not be unreasonable for Landlord to withhold its approval based, among other things, on the tenant mix in the Complex or the terms of other tenants' leases. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. In the event of any assignment of this lease made with or without Landlord's consent, Tenant, nevertheless, shall (unless otherwise agreed in writing) remain liable for the performance of all of the terms, conditions and covenants of this lease and shall require any assignee to execute and deliver to Landlord an assumption of liability agreement in form satisfactory to Landlord, including an assumption by the assignee of all of the obligations of Tenant and the assignee's ratification of and agreement to be bound by all the provisions of this Lease. Any profit which may be realized as a result of any subletting of the Premises or assignment of this lease, whether consented to or not by Landlord, shall be divided equally between the Landlord and the Tenant after Tenant "nets-out" all costs and expenses associated with the marketing and subletting/assignment of the Premises. Tenant shall document to Landlord all costs incurred and the evidence must be satisfactory to
Landlord in its reasonable opinion. In all events, Tenant shall continue to be liable for all obligations (including without limitation all Base Rent and additional rent) accruing hereunder, whether or not any assignment or subletting is permitted hereunder. Without limiting the generality of the foregoing provisions of this Section, Landlord shall be entitled to condition its consent to any such assignment or subletting upon Tenant's having provided to Landlord (i) a true copy or duplicate original of the agreement by which such assignment or subletting is accomplished; (ii) the name of the proposed assignee or subtenant; (iii) a written statement by Tenant as to the proposed assignee or subtenant's intended use of the Premises; and (iv) a current financial statement of the proposed assignee or subtenant, in form and substance satisfactory to Landlord.

(b) Notwithstanding subparagraph 22(a) above, no consent by Landlord shall be required to an assignment of this Lease and/or a subletting of the Premises (i) to an affiliate of the Tenant (having a community of ownership with Tenant of at least seventy five percent [75%]), or (ii) in connection with a merger between Tenant and another entity, provided however, that the surviving entity shall have a net worth at least equal to the net worth of Tenant on the date of this Lease. Except as otherwise agreed by the parties, in the event of an assignment or sublet pursuant to (i), Tenant and any guarantor, and in the event of a permitted merger under (ii), any guarantor, shall continue to remain liable for all obligations under this Lease.

23.   Subordination and Non-Disturbance.

(a) This lease and Tenant's rights hereunder shall be subject and subordinate at all times in lien and priority to any first mortgages and/or other mortgages or financing arrangements now or hereafter placed upon or affecting the
Premises or the Complex, and to all renewals, modifications, consolidations and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant shall execute and deliver upon demand any further instrument or instruments of attornment that may be desired by any mortgagee or proposed mortgagee or by any other person. If Tenant has not executed the instrument(s) within five (5) business days, then Tenant hereby appoints
Landlord the attorney-in-fact of Tenant irrevocably (such power of attorney being coupled with an interest), to execute and deliver any such instrument or instruments for and in the name of Tenant. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this lease, without
Tenant's consent, by giving notice in writing to Tenant, and thereupon this lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery and in that event such mortgagee shall have the same rights with respect to this lease as though this lease had been executed prior to the execution and delivery of the mortgage and had been assigned to such mortgagee.

(b) The Tenant agrees that if any mortgagee shall succeed to the interest of the Landlord under the Lease, the mortgagee shall not be (i) liable for any act or omission of any prior Landlord under the Lease; or (ii) subject to any offsets or defenses which Tenant might have against any prior landlord.

(c) The Landlord, at its expense, shall exercise its best efforts to secure from the current mortgagee, and from any subsequent mortgagee, an agreement for the benefit of the Tenant which shall provide that so long as the Tenant is not in default under the Lease and so long as the Tenant continues to perform its obligations thereunder, the Lease shall not be terminated by such mortgagee nor shall the use, possession or enjoyment of the Premise by the Tenant be disturbed or interfered with, nor shall the leasehold estate granted by this
Lease be affected in any other manner, in any foreclosure or other action or proceeding constituted to take possession of the Premises or the Complex.

(d) Tenant agrees that if the interest of the Landlord in the Premises shall be transferred to or owned by a mortgagee by reason of foreclosure or other proceedings brought by such mortgagee, or by any other manner, the Tenant shall attorn to the mortgagee (or its assigns), as its landlord and be bound to the mortgagee (or its assigns), under all of the terms, covenants and conditions of the Lease for the balance of the term remaining and any extensions or renewals thereof, with the same force and effect as if such mortgagee (or its assigns) were the landlord under the Lease, including, without limitation, the obligation to pay all rentals due under the Lease to such mortgagee (or its assigns). Such attornment shall be effective and self-operative without the execution of any further instruments on the part of the parties hereto as soon as the mortgagee (or its assigns) succeeds to the interest of the Landlord in the Leased Premises. Tenant may rely on any reasonable notice of such transfer without further inquiry.

24.   Memorandum of Lease; Certificates of Lease.

(a)   Tenant, at any time and from time to time and within five
(5) business
days after Landlord's written request, shall execute, acknowledge and deliver to Landlord a short form or memorandum of this lease for recording purposes, which recording shall be at Landlord's expense.

(b)   Tenant, at any time and from time to time and within five
(5) business
days after Landlord's written request, shall execute, acknowledge and deliver a written instrument in recordable form stating any facts and certifying any conditions with regard to the Premises or this lease, reasonably requested or required by any mortgagee, prospective mortgagee, prospective assignee or purchaser of the Premises or any interest therein.

(c) Landlord, at any time, and from time to time upon at least ten (10) days prior written request by Tenant shall execute, acknowledge and deliver to
Tenant, and/or to any other person, firm or corporation specified by Tenant, a statement certifying that this lease is unmodified and in full force and effect
(or, if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not, to its knowledge, there exists any default by Tenant under this Lease, and if so, specifying such default. The foregoing obligation of the Landlord shall apply only once in each calendar year of this Lease.

25. Curing Tenant's Defaults. If Tenant shall be in default in the performance of any of its obligations hereunder after notice of default and expiration of the applicable cure period, Landlord (without any obligation to do so), in addition to any other rights it may have in law or equity, and after written notice to Tenant, except in the case of emergency, may elect to cure any such default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for any reasonable sums paid or costs incurred by Landlord in curing such default, including interest, the rate of fifteen percent (15%) per annum, from the respective dates of Landlord's making the payments and incurring the costs, which sums and costs together with interest thereon shall be deemed additional rent payable hereunder and shall be payable upon demand.

26. Surrender. At the expiration or earlier termination of the term hereof,
Tenant shall promptly yield up, clean and neat, order and repair in which they are required to be kept throughout the term hereof, the Premises and all improvements, alterations and additions thereto (except as permitted to be removed by Tenant or required to be removed by Landlord as provided herein), and all fixtures and equipment servicing the Building, ordinary wear and tear or damage by fire or other casualty excepted.

27.   Defaults; Remedies.

(a) If Tenant does not pay in full within ten (10) days of written notice any and all installments of Base Rent; or

(b) If Tenant does not pay in full within ten (10) days of written notice any payment of additional rent or any other charges or payments whether or not herein included as rent, or

(c) If Tenant violates or fails to perform or otherwise breaches any agreement, covenant or condition herein contained and does not cure within 15 days after written notice from Landlord or within a reasonable period after such notice if Tenant demonstrates to Landlord's satisfaction that cure cannot reasonably be completed within such period and Tenant is diligently proceeding to cure; or

(d) If Tenant becomes insolvent or bankrupt in any sense or makes an assignment for the benefit of creditors of offers a composition or settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state act is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver, trustee, liquidator, custodian, conservator or similar official for any of Tenant's assets, or if any of the real or personal property of Tenant shall be levied upon by any sheriff, marshal or constable and does not cure within 30 days after written notice from landlord; or

(e) If Tenant transfers assets in excess of a sixty percent (60%) of its assets, such transfer shall constitute a default hereunder unless, prior to such transfer, the Tenant shall cause all recipients of its assets to execute a guaranty agreement in form acceptable to the Landlord, obligating such transferee (on a primary basis with the Tenant and all other obligors) to pay all obligations of Tenant arising under this lease;

(f) Failure to make payments under the Promissory Note; which Promissory Note is described in Paragraph 47 below and which is attached hereto as
Exhibit I,
after any applicable cure and grace period.

Then, in any such event, Landlord shall have the following rights:

1. To re-enter the Premises and repossess and enjoy the Premises, together with all additions, alterations and improvements and to remove all persons and all or any property therefrom. Upon recovering possession of the Premises by reason or based upon or arising out of a default on the part of Tenant,
Landlord may, at Landlord's option, either terminate this lease or make such alterations and repairs as may be necessary in order to relet the Premises and relet the Premises or any part of parts thereof, either in Landlord's name or otherwise, for a term or terms which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and at such rent or rents and upon such other terms and conditions as Landlord may decide. If such rentals received from such reletting during any month shall be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any deficiency to Landlord. Such deficiency shall be calculated and paid monthly.

2. To terminate this lease and the term hereby created without any right on the part of Tenant to waive the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken. Whereupon Landlord shall be entitled to recover, in addition to any and all sums and damages for violation of Tenant's obligations hereunder in existence at the time of such termination, damages for Tenant's default in an amount equal to the amount of the rent reserved for the balance of the term of this lease, as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant, all of which amount shall be immediately due and payable from Tenant to
Landlord. Landlord shall not be entitled to exercise its rights under this subparagraph 2. until the earlier of the following to occur

(i)   the first default under (d) or (e) above.

(ii) the first default under (a), (b) or (c) above during the term of this
Lease not cured by Tenant within thirty (30) days of any required notice.

(iii) in any event, or the third default under (b) or (c) above during the term of this Lease.

28. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to Landlord or Tenant is intended to be exclusive of any other right or remedy herein or by law provided but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

29. Nonwaiver. No waiver by either party of any breach by the other party of any of the other party's obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by either party of any rights and remedies with respect to such or any subsequent breach.

30.   Definitions.

(a) Definition of "Landlord". The word "Landlord" is used herein to include the Landlord named above as well as its successors and assigns. Any such person, whether or not named herein, shall have no liability hereunder after he or it ceases to hold title to the Premises, Building, Complex, land and lot, except for obligations which may have theretofore accrued provided Tenant shall have been given thirty (30) days prior written notice of such transfer. Neither
Landlord nor any principal of Landlord, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this lease of the Premises, and if Landlord is in breach or default with respect to
Landlord's obligations under this lease or otherwise, Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of Tenant's remedies.

(b) Definition of "Tenant". The word "Tenant" is used herein to include the
Tenant named above as well as its successors and assigns. However, no rights, privileges or powers shall inure to the benefit of any assignee of Tenant immediate or remote, unless the assignment to such assignee is permitted hereunder or has been approved in writing by Landlord.

(c) Definition of "mortgage" and "mortgagee". The word "mortgage" is used herein to include any lien or encumbrance on the Premises, the Complex or the
Building, and improvements thereon or on any part of or interest in or appurtenance to any of the foregoing including without limitation any ground rent or ground lease if Landlord's interest is or becomes a leasehold estate.
The word "mortgagee" is used herein to include the holder of any mortgage, including any ground lessor if Landlord's interest is or becomes a leasehold estate. Wherever any right is given to a mortgagee, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of any such mortgagee.

(d) Definition of "person". The word "person" is used herein to include a natural person or persons, a partnership or partnerships, a corporation or corporations, an association or associations and any other form of business association or entity.

(e) Definition of "proportionate share". Tenant's "proportionate share" of any imposition, cost, charge, rent, expense or payment shall be calculated, unless otherwise specified by multiplying the relevant sum by a fraction, the numerator of which shall be the Total Square Feet and the denominator of which shall be the floor area of the Building, or the Complex, as the case may be.
For the purposes of this paragraph, it is stipulated that the floor area of the
Premises is 15,008 square feet for the entire term of this Lease (subject to adjustment as set forth herein) and the Tenant's proportionate share of the
Building equals 25.97% and the Tenant's proportionate share of the Complex equals 10.32%. Proportionate share is fixed and does not change with respect to any changes in occupancy at the Building or the Complex.

31. Notices. All notices, demands, requests, consents, certificates and waivers required or permitted hereunder from either party to the other shall be in writing and sent by United States certified mail, return receipt requested, postage prepaid. Notices to the Tenant shall be addressed to TSI TelSys, Inc., a Maryland corporation, 4407-A Forbes Boulevard, Lanham, Maryland 20706,
Attention: Bruce Montgomery, with a copy to Gary L. Bohlke,
Esquire, Semmes,
Bowen & Semmes, 250 W. Pratt Street, Baltimore, Maryland 21201, and after the
Commencement Date shall additionally be sent to the Premises.
Notices to
Landlord shall be addressed to Landlord c/o Beco Associates, 13873
Park Center
Road, Suite 153, Herndon, Virginia 22071, attention Jeffrey L. Cohen with a carbon copy to Carole S. Gould, Esquire, Levin & Gann, P.A., 2 Hopkins Plaza,
9th Floor, Baltimore, Maryland 21201. Either party may at any time, in the manner set forth for giving notices to the other, set forth a different address to which notices and/or rent to it shall be sent.

32. Entire Agreement: Interpretation. This lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the
Premises or the Complex. No rights, easements or licenses are acquired in the
Building, the Complex or any land adjacent to the Complex by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. This lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun, singular number shall include the masculine, feminine and neuter genders and the singular and plural number.

33. Captions. The captions in this Lease are for convenience only and are not a part of the lease and do not in any way define, limit, describe or amplify the terms and provisions of this lease or the scope or intent thereof.

34. Rules and Regulations. Landlord shall have the right to prescribe, at its sole discretion, reasonable rules and regulations (hereinafter referred to as
"the Rules and Regulations") relating to the Premises or the Building or the
Complex, and Tenant agrees to abide and cause its employees, agents and invitees to comply with said Rules and Regulations. The Rules and Regulations are attached hereto as Exhibit G. Notwithstanding anything to the contrary,
Rules 6, 10 and 11 are not applicable to this Lease.

35. Hours of Operation. During the term of this lease, Tenant shall be permitted access to the Building twenty-four (24) hours a day seven (7) days a week, including holidays.

36.   Option to Renew.

(a) Provided Tenant is not in default under any of the terms, covenants or conditions hereof, Tenant shall have the option to renew the term of this Lease and any expansions thereof for one additional period of five years, upon the same terms, covenants and conditions herein set forth, except that the Base
Rent per annum for the renewal term shall be at the prevailing market rate for comparable space in the Complex. Landlord shall provide evidence to the Tenant of the comparable rents.

(b) For Tenant to exercise either renewal option contained herein, Tenant shall give Landlord six (6) months written notice prior to the end of the current term of Tenant's written intention to renew the term.

(c) In the event Tenant exercises its option for the first extended term hereunder, the Landlord, at its sole cost and expense shall provide the Tenant with new carpet for the Premises and shall paint the Premises to the same quality and standard as the original carpet and painting.

37. Parking. Tenant shall be allowed 3.4 surface parking spaces for each
1,000 square feet of the Premises or expansion premises, same to be used on a non-exclusive basis with the other tenants of the Building and the Complex.
Tenant shall not use (and shall instruct its employees, contractors, and invitees not to use) any parking space marked specifically for the use of any other tenant. Landlord shall also provide five (5) spaces in front of the
Premises marked specifically for the use of the Tenant.

38. First Right to offering. During the term hereof, or any extended term, provided there is no uncured default and in the event the adjacent spaces in the Building comprised of 6,756 sq. ft. and 5,477 sq. ft. respectively becomes available for rent, the Tenant shall have the first right to lease such available space in the Building (the "Expansion Space") subject to the following terms and conditions:

(a)   Landlord shall give notification to Tenant of any Expansion
Space which
is available for lease, which notification need not include any specific terms and conditions other than a description of the particular space at issue.

(b) Tenant shall have ten (10) business days following receipt of such written notice to notify Landlord that it will lease that portion of the
Expansion Space covered by the offer under the terms and conditions set forth below. If such offer is not accepted by Tenant by written notice given to
Landlord within such ten (10) days period, all rights of Tenant to lease any portion of the Expansion Space shall be deemed terminated and Landlord shall thereafter be free to lease (free of this First Right to Lease) all or any portion of the Expansion Space to such party on such terms and conditions as
Landlord may desire.

(c) If such offer is accepted by Tenant within the ten (10) day period set forth above, the following provisions shall apply:

(1) The lease term for the Expansion Space shall be for such term as is necessary to make the lease for the Expansion Space coterminous with the lease term contained herein.

(2) Tenant also shall have an option to renew the lease of the Expansion
Space for the same periods as the options provided to Tenant hereunder.

(3) The rental rate charged on the Expansion Space shall be the then existing per square foot rate being charged under this Lease.

(4) Landlord, at Landlord's expense, shall provide the Tenant with the initial plans ("test fit") for the build-out of the Expansion Space. In the event that Tenant determines within 10 days after the receipt of the initial plans, in its reasonable discretion, that the Expansion Space is not satisfactory, then Tenant may terminate its offer, without penalty.

(d) The parties acknowledge that various portions of the Building are subject to rights of refusal, options and renewal rights with other Tenants as set forth on Exhibit "F" (the "Pre Existing Rights"). Any rights afforded to other tenants under such Pre-Existing Rights shall take precedence to this first right to lease and Landlord shall not offer such space to Tenant (and the failure to take such space by Tenant shall not terminate Tenant's future rights) until such Pre-Existing Rights shall terminate, be waived or shall otherwise fail to be exercised.

39. Arbitration. Any dispute between the parties hereto relating to this
Lease shall be adjudicated by arbitration under the rules then obtaining of the
American Arbitration Association, applying the terms of this Lease. Venue and jurisdiction shall be in Maryland on all matters relating to this Lease.

40.   Brokers. The parties acknowledge that the Tenant has engaged
Jones Lang
Wootton USA in cooperation with Scheer Partners, Inc. to locate the Premises.
Landlord has used Barnes, Morris, Pardoe & Foster as brokers. Landlord agrees to pay the commission owed to Jones Lang Wootton USA (which commission is to be shared with Scheer Partners, Inc.) and any commission owed to Barnes, Morris,
Pardoe & Foster. Each party agrees to indemnify the other from any and all liability arising from broker commissions relating to this Lease other than as set forth above to a maximum amount of the commissions due.

41.   Warranties.

(a) Hazardous Substances. Tenant warrants that it shall not bring on the
Premises any item which constitutes "Hazardous Material" as defined in Title 7,
Subtitles 1 and 2 of the Environment Article of the Annotated Code of Maryland and all regulations thereunder.

(b) Landlord warrants to its knowledge, the Premises do not contain any toxic or unlawful substances which may prove harmful to Tenant, its employees or invitees.

42. Locks. Tenant, at its expense, may change or add a lock to the entry way of the Premises if necessary for security purposes provided a key is provided immediately to Landlord.

43. Net Lease. Except for the obligations of Landlord expressly set forth herein, this Lease is a "net, net, net lease" and Landlord shall receive the minimum annual rent hereinabove provided as net income from the Premises, not diminished by any Imposition or any expenses or charges required to be paid to maintain and carry the Premises or to continue the ownership of Landlord, other than payments under any mortgages now existing or hereafter created by
Landlord, and Landlord is not and shall not be required to render any services of any kind to Tenant except as specifically set forth in this Lease.

44. Walkway. Landlord, at Landlord's expense, agrees to construct a concrete walkway from the 5 reserved spaces in the parking lot in front of the Premises to the entrance to the Premises as shown on Exhibit H attached hereto and made a part hereof. Landlord agrees to complete the construction of the walkway no later than thirty (30) days after the execution of the Lease unless prior to commencement of the construction of the walkway, Tenant requests a delay in
Landlord's performance.

45. Security Deposit. Tenant, simultaneously with the execution of this
Lease, shall deposit with Landlord the security deposit of $21,262.00 which sum shall be held without payment of interest as security for the performance by
Tenant of its obligations under this Lease. Landlord is authorized to deposit those funds in a non-interest-bearing account with security deposits made by other tenants of portions of the Complex, and Landlord shall not be responsible for the solvency of the depository so long as it is insured by the Federal
Deposit Insurance Corporation, the Federal Savings and Loan
Insurance
Corporation, or similar insurer. If Tenant shall perform all such obligations, the security deposit shall be refunded to Tenant, without interest, within thirty (30) days after termination of this Lease. If Tenant shall default in any obligation, Landlord shall be entitled to apply any or all of the security deposit toward Landlord's damages as determined by Landlord, and Tenant shall, within five (5) days after notice thereof, deposit with Landlord an amount sufficient to restore the security deposit to its original amount, which amount shall constitute Additional Rent under the Lease.

46.   Exhibits. The following Exhibits are attached to this Lease and made a
part hereof:
      A     Premises
      B     Legal Description
      C     Plans (Not Applicable)
      D     Operating Costs
      E     Not Applicable
      F     Pre-Existing Rights
      C     Rules and Regulations
      H     Walkway Drawing
      I     Promissory Note

47. Loan. Landlord agrees to loan Tenant the sum of $125,000 to be used solely for the purpose of Making improvements at the Premises.
Tenant agrees to
execute the Promissory Note attached hereto as Exhibit I simultaneously with the execution of this Agreement to Lease.

IN WITNESS WHEREOF, the parties hereto have executed this agreement under seal the day and year first above written.


      ATTEST:                       TSI TelSys, INC.
                                    By:



ATTEST:                       BRIT LIMITED PARTNERSHIP,
A Maryland Limited Partnership

BY: BECO MANAGKKENT, INC., agent
                                    For BRIT Limited Partnership


                                    By:

                                          "Landlord"

EXHIBIT "A"

Floor Plan Graphic



EXHIBIT "B"


LEGAL DESCRIPTION OF THE LOT IN
COLUMBIA GATEWAY, HOWARD COUNTY, MARYLAND

All that lot or parcel of ground situate in the 6th Election
District of Howard
County, in the State of Maryland and describe as follows, that is to say:

BEING KNOWN AND DESIGNATED as Lot M-7, M-8, M-9 and S-12, as shown on a plat entitled "Columbia Gateway, Lots S-12 and S-14 and Parcels M-7 through M-9, a re-subdivision of lot S-9 as shown on Plat No. 9713 and a Re-subdivision of
Parcel M-6 as shown on Plat No. 9193 and recorded in the Plat
Records of Howard
County, Maryland in Plat M.D.R. 10131.

BEING part of the land which was acquired by Brit Limited
Partnership by Deed
dated June 29, 1992, and recorded among the Land Records of Howard
County,
Maryland.


EXHIBIT "C"

PLANS

Not Applicable



EXHIBIT "D"

OPERATING COSTS

1995 OPERATING BUDGET

PROPERTY:   THREE PONDS BUSINESS PARK CONSOLIDATED

RENTABLE SF: 145,778
PREPARED BY:      JONATHAN OSEROFF
DATE:       JANUARY 1O,1995 - FINAL

ACCOUNT # DESCRIPTION      7100    7090   7080 PROJECTED COST $/SF
% OF TOTAL
50010 OFFICE SALARIES         0       0      0              0
0.000   0.00
51000 MANAGEMENT FEE     25,799  39,479 15,318         80.596
0.553  24.15
52010 TELEPHONE               0       0      0              0
0.000   0.00
52050 DUES/SUBSCRIPTIONS      0       0      0              0
0.000   0.00
52070 RENT (GROUND)           0       0      0              0
0.000   0.00
52080 OFFICE SUPPLIES        29      25     20             74
0.001   0.02
52085 OFFICE EQUIPMENT/ FURNITURE
                             44      37     30            111
0.001   0.03
52090 OFFICE EQUIPMENT - LEASE
                              0       0      0              0
0.000   0.00
52100 UNIFORMS               80      68     54            202
0.001   0.06
52300 LEGAL FEES              0       0      0              0
0.000   0.00
52305 LEGAL FEES - COURT COSTS
                            144       0      0            144
0.001   0.04
52310 ACCOUNTING FEES       200     200    200            600
0.004   0.18
52320 PROFESSIONAL FEES       0       0      0              0
0.000   0.00
52330 CONCIERGE SERVICES      0       0      0              0
0.000   0.00
52350 PAYROLL SERVICES        0       0      0              0
0.000   0.00
52400 DONATIONS               0       0      0              0
0.000   0.00
52700 TENANT AMENITIES        0       0      0              0
0.000   0.00
52800 PROMOTIONS          1,918   2,684  1,698          6,300
0.043   1.89
53010 ELECTRIC            5,056   2,518      0          7,574
0.052   2.27
53020 GAS                     0       0      0              0
0.000   0.00
53040 WATER/SEWER         1,578   1,872  1,037          4,487
0.031   1.34
54010 REPAIRS/MAINTENANCE - SUPPLIES
                            124     105     84            313
0.002   0.09
54011 REPAIRS/MAINTENANCE - DOORS/WINDOWS
                             75      64     51            190
0.001   0.05
54012 REPAIRS/MAINTENANCE - ELECTRICAL
                              0       0      0              0
0.000   0.00
54013 REPAIRS/MAINTENANCE - PLUMBING
                          1,500       0      0          1,500
0.010   0.45
54014 REPAIRS/MAINTENANCE - ROOF
                            500     500    500          1,500
0.010   0.45
54015 REPAIRS/MAINTENANCE - MATS
                              0       0      0              0
0.000   0.00
54016 REPAIRS/MAINTENANCE - SPECIAL SERVICES
                              0       0      0              0
0.000   0.00
54017 REPAIRS/MAINTENANCE - PARKING LOT/GARAGE/WALKS

                          2,000       0      0          2,000
0.014   0.60
54020 REPAIRS/MAINTENANCE - EQUIPMENT
                             29      25     20             74
0.001   0.02
54030 REPAIRS/MAINTENANCE - LABOR
                              0       0      0              0
0.000   0.00
54035 REPAIRS/MAINTENANCE - SIGNAGE
                              0       0      0              0
0.000   0.00
54040 REPAIRS/MAINTENANCE - OTHER
                          1,208     500    500          2,208
0.015   0.67
54045 BUILDING ENGINEERS - LABOR
                          3,900   3,316  2,656          9,872
0.068   0.66
54055 LANDSCAPING - CONTRACT
                          8,457   7,191  5,760         21,408
0.147   6.41
54065 LANDSCAPING - REPAIRS/ENHANCEMENTS

                          1,889   8,006  1,946         11,841
0.081   3.55
54075 LANDSCAPING - INTERIOR  0       0      0              0
0.000   0.00
54080 SNOW REMOVAL - CONTRACT
                         12,103  10,292  8,242         30,638
0.210   9.18
54090 SNOW REMOVAL - SUPPLIES
                             71      60     48            179
0.001   0.05
54100 JANITORIAL - CONTRACT
                          7,875       0      0          7,875
0.054   2.36
54110 JANITORIAL - SUPPLIES/OTHER
                              0       0      0              0
0.000   0.00
54200 TRASH REMOVAL       4,392       0  2,928          7,320
0.050   2.19
54205 TRASH REMOVAL - RECYCLING
                              0       0  1,017          1,017
0.007   0.30
54210 EXTERMINATION           0       0      0              0
0.000   0.00
54220 SECURITY - CONTRACT     0       0      0              0
0.000   0.00
54230 SECURITY - PAYROLL      0       0      0              0
0.000   0.00
54240 SECURITY - OTHER      559       0    786          1,345
0.009   0.40
54250 LIFE SAFETY         1,015     175    550          1,740
0.012   0.52
54300 ELEVATOR - CONTRACT     0       0      0              0
0.000   0.00
54310 ELEVATOR - OTHER        0       0      0              0
0.000   0.00
54350 HVAC - CONTRACT         0       0      0              0
0.000   0.00
54360 HVAC - OTHER            0       0      0              0
0.000   0.00
54370 HVAC - LABOR            0       0      0              0
0.000   0.00
56010 REAL ESTATE TAXES  48,456  41,206 32,999        122,662
0.841  36.75
56040 OTHER TAXES/LICENSES    0       0      0              0
0.000   0.00
56050 INSURANCE           3,959   3,345  2,679          9,982
0.068   2.99

                        132,960 121,669 79,124        333,752
2.289 100.00



1995 LEASING EXPENSE BUDGET



ACCOUNT # DESCRIPTION      7100    7090   7080 PROJECTED COST $/SF
52600 LEASING - PROMOTIONS
                          1,122     954    764          2,840
0.019
52610 LEASING - ADVERTISING 198     168    135            500
0.003
52620 LEASING - MARKETING     0       0      0              0
0.000
52630 LEASING - OVERNIGHT/MESSENGER
                             24      20     16             60
0.000
52640 LEASING - LEGAL       972     826    662          2,460
0.017
52650 LEASING - SPACE PLANNING
                            543     462    370          1,374
0.009
52660 LEASING - POSTAGE       0       0      0              0
0.000

                          2,858   2,430  1,946          7,234
0.050

PROPERY TOTAL                                         340.986
2.339


1995 OPERATING BUDGET

PROPERTY:   THREE PONDS BUSINESS PARK CONSOLIDATED

RENTABLE SF: 145,778
PREPARED BY:      JONATHAN OSEROFF
DATE:       JANUARY 1O,1995 - FINAL


ACCOUNT #  DESCRIPTION                                7100
50010 OFFICE SALARIES                                    0
51000 MANAGEMENT FEE                                25,799
52010 TELEPHONE                                          0
52050 DUES/SUBSCRIPTIONS                                 0
52070 RENT (GROUND)                                      0
52080 OFFICE SUPPLIES                                   29
52085 OFFICE EQUIPMENT/FURNITURE                        44
52090 OFFICE EQUIPMENT - LEASE                           0
52100 UNIFORMS                                          80
52300 LEGAL FEES                                         0
52305 LEGAL FEES - COURT COSTS                         144
52310 ACCOUNTING FEES                                  200
52320 PROFESSIONAL FEES                                  0
52330 CONCIERGE SERVICES                                 0
52350 PAYROLL SERIVCES                                   0
52400 DONATIONS                                          0
52700 TENANT AMENITIES                                   0
52800 PROMOTIONS                                     1,918
53010 ELECTRIC                                       5,056
53020 GAS                                                0
53040 WATER/SEWER                                    1,578
54010 REPAIRS/MAINTENANCE - SUPPLIES                   124
54011 REPAIRS/MAINTENANCE - DOORS/WINDOWS               75
54012 REPAIRS/MAINTENANCE - ELECTRICAL                   0
54013 REPAIRS/MAINTENANCE - PLUMBING                 1,500
54014 REPAIRS/MAINTENANCE - ROOF                       500
54015 REPAIRS/MAINTENANCE - MATS                         0
54016 REPAIRS/MAINTENANCE - SPECIAL SERVICES             0
54017 REPAIRS/MAINTENANCE - PARKING LOG/GARAGE/WALKS 2,000
54020 REPAIRS/MAINTENANCE - EQUIPMENT                   29
54030 REPAIRS/MAINTENANCE - LABOR                        0
54035 REPAIRS/MAINTENANCE - SIGNAGE                      0
54040 REPAIRS/MAINTENANCE - OTHER                    1,208
54045 BUILDING ENGINEERS - LABOR                     3,900
54055 LANDSCAPING - CONTRACT                         8,457
54065 LANDSCAPING - REPAIRS/ENHANCEMENTS             1,889
54075 LANDSCAPING - INTERIOR                             0
54080 SNOW REMOVAL - CONTRACT                       12,103
54090 SNOW REMOVAL - SUPPLIES/OTHER                      0
54200 TRASH REMOVAL                                  4,392
54205 TRASH REMOVAL - RECYCLING                          0
54210 EXTERMINATION                                      0
54220 SECURITY - CONTRACT                                0
54230 SECURITY - PAYROLL                                 0
54240 SECURITY - OTHER                                 559
54250 LIFE SAFETY                                    1,015
54300 ELEVATOR - CONTRACT                                0
54310 ELEVATOR - OTHER                                   0
54350 HVAC - CONTRACT                                    0
54360 HVAC - OTHER                                       0
54370 HVAC - LABOR                                       0
56010 REAL ESTATE TAXES                             48,456
56040 OTHER TAXES/LICENSES                               0
56050 INSURANCE                                      3,959

                                                   132,960


1995 LEASING EXPENSE BUDGET

ACCOUNT # DESCRIPTION                                 7100
52600     LEASING - PROMOTIONS                       1,122
52610     LEASING - ADVERTISING                        198
52620     LEASING - MARKETING                            0
52630     LEASING - OVERNIGHT/MESSENGER                 24
52640     LEASING - LEGAL                              972
52650     LEASING - SPACE PLANNING                     543
52660     LEASING - POSTAGE                              0

                                                     2,858



EXHIBIT "E"

SIGN EXHIBIT

Not applicable


EXHIBIT "F"

PRE-EXISTING RIGHTS

BLDG #    SUITE #    TENANT NAME    RIGHTS    LOCATION
SPECIFICS
70        100        NUCLETRON      01/01/93 LEASE SECTION 39,
PAGE 13 LL
FIRST RIGHT TO ANY AVAILABLE SPACE IN THE COMPLEX; MUST GIVE
NOTICE TO TENANT
OF SPACE AVAILABILITY; TENANT HAS 10 DAYS FROM NOTICE TO LEASE THE
SPACE; IF
ACCEPTED, NEW LEASE WILL BE COTERMINOUS WITH EXISTING LEASE AND
RENT WILL BE AT
THE SAME RATE AS EXISTING LEASE.

72        100        PRIMACARE      11/04/93 LEASE  SECTION 38,
PAGE 13 LL
FIRST RIGHT TO ANY CONTIGUOUS SPACE IN THE BUILDING; MUST GIVE
NOTICE TO TENANT
OF SPACE AVAILABILITY; TENANT HAS 10 DAYS FROM NOTICE TO LEASE THE
SPACE; IF
ACCEPTED, NEW LEASE WILL BE COTERMINOUS WITH EXISTING LEASE, BUT
RENT WILL BE
AT $7/SF FOR THE FIRST TWO YEARS, THEN MARKET RATE THEREAFTER;
RENT WILL BE
INCR. BY UNAMORTIZED PORTION OF COSTS OF LEASEHOLD IMPROVEMENTS
FOR THE
EXPANSION SPACE.

72        208        NIKE           10/18/95 AMENDMENT  SECTION
10, PAGE 4
FIRST RIGHT TO ANY CONTIGUOUS SPACE ON THE FIRST FLOOR THAT
BECOMES AVAILABLE
DURING THE LEASE TERM; NOTE THAT LEASE TERM PER AMENDMENT
COMMENCES 4/1/96.




Agreement of Lease
By and between
Brit Limited Partnership
and
Exhibit G


CURRENT RULES AND REGULATIONS,
1. The sidewalks,lobbies. Passages, elevators and stairways shall not be obstructed by the Tenent and used by the Tenant for any purpose other than ingress and egress from and to the Tenant's offices. The Landlord shall in all cases retain the right to control or prevent access thereto by any person whose presence, in the Landlord's judgment, would be prejudicial to the safety, peace, character or reputation of the Building or of any tenant of the
Property.

2. The toilet rooms', water closets, sinks, faucets, plumbing and other service apparatus of any kind shall not be used by the Tenant for any purpose other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith by the Tenant, or left by the Tenant in the lobbies, passages, elevators or stairways of the Building.

3. No skylight, window, door or transom of the Building shall be covered or obstructed by the Tenant, and no window shade, blind, curtain, screen, storm window, awning or other material shall be installed or placed on any window or in any window space, except as approved in writing by the landlord. If the
Landlord has installed or hereafter installs any shade, blind or curtain in the
Premises, the Tenant shall not remove it without first obtaining the Landlord's written consent thereto.

4. No sign, lettering; insignia, advertisement, notice or other thing shall be inscribed, painted, installed, erected or placed in any portion of the
Premises which may be seen from outside the Building, or on any window, window space or other part of the exterior or interior of the Building, unless first approved in writing by the Landlord. Names on suite entrances shall be provided by and only by the Landlord and at Tenant's expense, using in each instance lettering of a design and in a form consistent with the other lettering in the
Building, and first approved in writing by the Landlord. The Tenant shall/will not erect and stand, booth or showcase or other article or matter in or upon the Premises and/or the building without first obtaining the Landlord's written consent thereto.

5. The Tenant shall not place any additional lock or security devices upon any door within the Premises or elsewhere upon the Property without Landlord's consent, and shall surrender all keys for all such locks at the end of the
Term. The Landlord shall provide the Tenant with one set of keys to the
Premises when the Tenant assumes possession thereof.

6. The.delivery of towels, ice, water, food, beverages, newspaper and other supplies, equipment and furniture will be permitted only under the Landlord's direction and control.

7. The Tenant shall not do or permit to be done anything which obstructs or interferes with the rights of any other tenant of the Property. The Tenant shall not keep anywhere within the Property any matter having an offensive odor, or any kerosene, gasoline, benzins, camphene, fuel or other explosive or highly flammable material. No bird. fish or other animal shall be brought into or kept in or about the Premises.

8. The Tenant shall keep the Premises in a good state of preservation and cleanliness while in possession of the Premises.

9. If the Tenant desires to install signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices within the Premises, the
Landlord shall direct where and how they are to be installed and, except as so directed, no installation, boring or cutting shall be permitted. The Landlord shall, have the right (a) to prevent or interrupt the transmission of excessive, dangerous or annoying current of electricity or otherwise into or through the Building or the Premises, (b) to require the changing of wiring connections or layout at the Tenant's expense, to the extent that the Landlord may deem necessary, (c) to require compliance with such reasonable rules as the
Landlord may establish relating thereto, and (d) in the event of noncompliance with such requriments or rules, immediately to cut wiring or do whatever else it considers necessary to remove; the danger; annoyance or electrical interference with apparatus in any part of the Building. Each wire installed by the Tenant must be clearly tagged at each distributing board and junction box and elsewhere where required by Landlord, with the number of the office to which such wire leads and the purpose for which it is used, together with the name of the tenant or other concern, if any, operating or using it.

10. No furniture, package, equipment, supplies or merchandise may be received in the Building, or carried up or down in the elevators or stairways, except during such hours as are designated for such purpose by the Landlord, and only after Tenant gives notice thereof to the Landlord. The Landlord shall have the exclusive right to prescribe the method and manner in which any of the same is brought into or taken out of the Building, and the right to exclude from the
Building any heavy furniture, safe or other article which may create a hazard and to require it to be located at a designated place in the Premises. The
Tenant shall not place any weight anywhere beyond the safe carrying capacity of the building. The cost of repairing any damage to the Building or any other part of the property caused by taking of the same in or out of the premises, or any damage causd while it is in the Premises or the rest of the Building, shall be borne by the Tenant.

11. Without the Landlord's prior written request, (a) nothing shall be fastened to (and no hole shall be drilled, or nail or screw driven into) any wall or partition, (b) no wall, or partition shell be painted, papered or otherwise covered or moved in any way or marked or broken, (c) no connection shall be made to any electrical wire for running any fan, motor or other apparatus, device or equipment, (d) no machinery of any kind other than customary small business machinery shall be allowed in the Premises, (e) no switchboard or telephone wiring or equipment shall be placed anywhere other than where designated by the Landlord, and (f) no mechanic shall be allowed to work in or about the Building other than one employed by the Landlord, unless approved in writing by Landlord.

12. The Tenant shall have access to the premises at all reasonable times. The
Landlord shall in no event be responsible for admitting or excluding any person from the Premises. In case of invasion, hostile attack, insurrection, mob violence, riot, public excitement or other commotions, explosion, fire or any casualty, the Landlord shall have the right to bar or limit access to the
Building to protect the safety of the occupants of the Property, or any property within the Property.

13. The Landlord shall have the right to rescind, suspend or modify the Rules and Regulations and to promulgate such other Rules or Regulations as, in the
Landlord's reasonable judgment, are from time to time needed for the safety, care, maintenance, operation and cleanliness of the Building, or for the preservation of good order therein. Upon the Tenant's having been given notice of the taking of any such action, the Rules and Regulations as if in effect at the time at which the Tenant's lease was entered into (except that nothing in the Rules and Regulations shall be deemed in any way to alter or impair any provision of such lease).

14. The use of any room within the building as sleeping quarters is strictly prohibited at all times.

15. The Tenant shall keep the windows and doors of the Premises (including those opening on corridors and all doors between rooms entitled to receive such service), closed while the heating or air conditioning system is operating, in order to minimize the energy used by, and to conserve the effectiveness of, such systems. The Tenant shall comply with all reasonable Rules and Regulations from time to time promulgated by the Landlord with respect to such Systems or their use.

16. Nothing in these Rules and Regulations shall give any Tenant any right or claim against the Landlord or any other person if the Landlord does not enforce any of them against any other tenant (whether or not the Landlord has the right to enforce them against such tenant or person), and no such nonenforcement with respect to any tenant shall constitute a waiver of the right to enforce them as to the Tenant or any other tenant or person.


Exhibit "H"

Walkway Drawing



Exhibit "I"

Promissory Note


$125,000 1995

      FOR VALUE RECEIVED, the undersigned promises to pay to the order of BRIT
Limited Partnership ("Holder"), c/o BECO Management, Inc., 11140
Rockville
Pike, Ste. 300, Rockville, Maryland 20852 or at such other place or to such other party or parties as the holder of this Promissory Note may from time to time designate, the principal sum of One Hundred Twenty-Five Thousand Dollars
($125,000) plus interest at the rate of twelve percent (12%) per annum, in twenty-four (24) equal monthly installments of Five Thousand Eight Hundred
Twenty-Five Dollars and Ninety-Two Cents ($5,825.92), commencing
December 1,
1995.

      If default be made in the payment of any installment of principal or any other sums payable pursuant to the terms of this Promissory Note then or at any time thereafter, and such default is not cured within five (5) days, at the option of Holder, the whole of the principal sum then remaining unpaid plus interest thereafter at the rate of fifteen percent (15%) per annum, shall immediately become due and payable without notice. Failure to exercise such right or any other rights to which Holder may be entitled in the event of any such default shall not constitute a waiver of the right to exercise such right or any other rights in the event of any subsequent default, whether of the same or different nature.

      The undersigned and all endorsers, guarantors and all persons liable or to become liable on this Promissory Note waive presentment, protest and demand, notice of protest, demand and dishonor and non-payment of this Promissory Note, and consent to any and all renewals and extensions in the time of payment hereof, and agree, further, that at any time and from time to time without notice, the terms of payment herein may be modified, without in anyway affecting the liability of any party to this instrument or any person liable or to become liable with respect to any indebtedness evidenced hereby.

      In the event that the undersigned shall become insolvent or institute a general proceeding of any nature under the United States Bankruptcy Code, or under any State insolvency statute, or if any proceeding for the appointment of a receiver be applied for, or a writ, lien or order of attachment or garnishment be issued or made against the property, assets or income of the undersigned, or in the event the holder, in its discretion, deems the prospect of payment insecure, then this obligation shall immediately become due and payable in full, whether according to its face or not.

      If this Promissory Note is forwarded to an attorney for collection after the maturity hereof (whether by acceleration, declaration, extension or otherwise), the undersigned shall pay on demand all costs and expenses of collection, including a reasonable attorney's fee of no more than fifteen percent (15%) of the balance of this Promissory Note then remaining due and payable hereunder.

      The undersigned and any and all guarantors agree upon any default hereunder to waive the benefits of any exemption now or hereafter allowed by law insofar as such exemptions may lawfully be waived. The undersigned and any and all guarantors hereby constitute and appoint the attorney of Holder, with power of substitution, or any clerk of any court of the United States or any jurisdiction thereof, as the undersigneds' true and lawful attorney in fact, to act for the undersigned and in the undersigneds' name and stead, to acknowledge service of any and all legal papers or any kind of suit brought for collection of this obligation and to confess judgment thereon, including court costs, interest at fifteen percent (15%), and attorneys' fees of fifteen percent (15%) of the remaining principal sum, hereby ratifying and confirming the acts of said attorney in fact as fully as if don, in person.

      Holder may assign this Promissory Note to any transferee who shall thereupon become vested with all right. of Holder.

      Any rights given hereunder and by any other instrument shall be cumulative to the end that the exercise of any such right shall not preclude the exercise by the payee of any other right given to it hereunder. All references herein to the undersigned shall apply with like affect to each of the undersigned if more than one.

      This Note has been delivered pursuant to the provisions of an Agreement to Lease between Holder and Payar dated November
1995.

      In Witness Whereof, this Promisory Note has been executed under seal the day and year first above written.


WITNESS:                            TSI Telsys, Inc.,
a Maryland corporation


                                    By:   (SEAL)



July 12, 1996

Mr. Edward J. O'Malley
Manager, Contracts & Procurement
TSI TelSys, Inc.
7100 Columbia Gateway Drive
Suite 150
Columbia, MD 21046

Re: Three Ponds Business Park

Dear Mr. O'Malley:

All of us at BECO Management, Inc. would like to thank you and congratulate you on your decision to expand at Three Ponds Business Park. Enclosed for your records is an executed copy of the Third Amendment between you with and BRIT
Limited Partnership. We look forward to providing you with an outstanding environment and watching your business prosper and grow into the 21st century.

Please continue to direct your property management questions and suite construction question to Tony Eastridge, the Three Ponds Business
Park property
manager, at the phone number listed below. We encourage your questions and would be happy to meet with you at any time.

Sincerely,
BECO MANAGEMENT, INC.

Claire Ruben
Lease Administration


First Amendment to Lease

This first amendment to lease (this"Amendment") is made this 2nd day of July,
1996, by and between BRIT Limited Partnership, a Maryland limited partnership
("Landlord"), and TSI TelSys, Inc., a Maryland corporation
("Tenant").

Recitals:

A. Landlord and Tenant entered into a lease Agreement dated
November 22,
1995(the "Lease") for approximatley 15,008 retable square feet of space and known as Suite 150, located in the office building located at 7100 Columbia
Gateway Drive, Columbia, Maryland 21046 - Building C (the
"Building"), within
the complex known as Three Ponds Business Park (the "Complex").

B. Tenant desires to lease from Landlord an additional 6,756 rentalbe squre feet of space in the Building known as Suite 130, upon the same terms and condiditons contained in the Lease, except as modified herein.

C. The parties hereto desire to modify the Lease to reflect among other things, the leasign of the additional space by Tenant.

Now, therefore, in consideration of the premises and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree to amend the Lease as follows:

1. Capitalized Terms. Unless otherwise stated, capitalized terms are defined as provided in the Lease. To the extent the provisions of this Amendment are inconsistent with the provisions of the Lease, the provisions of this Amendment shall be controlling.

2. Lease. Landlord hereby leases to Tenant and Tenant hereby leases from
Landlord an additional 6,756 rentable square feet of space know as Suite 130 as shown on Exhibit "A" attached hereto (the "Additional Space").

3.    Premises. The Lease hereby amended to provide that the
"Premises," as
defined in Section 1 of the Lease, shall consist of approximately
21,764
rentable square feet of space, consisting of (I) 15,008 rentable spuare feet of space known as Suite 150 (the "Existing Space"), and (ii) 6,756 rentable square feet of space known as Suite 130 (i.e., the Additional Space).

4. Term.
(a) Commencement Date. Landlord and Tenant hereby agree that the lease term for the Additional Space shall commence (the "Additional Space Commencement
Date") on the earlier of (I) the first day after the date on which the Landlord substantially completes (as described in Paragraph 4(b) below) the Landlord's
Work under the provisions of Paragraph 8 hereof and tenders possession thereof to Tenant, or (ii) the date on which Tenant commences beneficial use of the
Additional Space. Tenant shall be deemed to have commenced beneficial use of the Additional Space when Tenant begins to move furniture, furnishings, inventory, equipment or trade fisxtures into the Additional Space. Other than the additonal Space Commencement Date, the provisions prertining to the lease term for the Additonal Space shall be governed by the terms of the Lease, such that the term for the Additonal Space shall coincide with the term for the
Existing Space as set forth in the Lease. Notwithstanding the foregoing, if
Landlord is delayed in completing construction of the Additional Space as a result of any of the reasons set forth in Paragraph 4(b), then for purposes of determing the Addiotnal Space Commencement Date, the Additonal Space shall be deemed to have been substantially complete on the date determined in accordance with Paragraph 4(b).

(b) Substantial Completion. Except as otherwise provided in this Paragraph
4(b), the Additional Space shall be deemed to be substantially complete when the Landlord's Work to be performed by Landlord pursuant to Paragraph 8 has been completed, as certified by Landlord's architect or construction department, except for items of work and adjustment of equipment and fixtures that can be completed after the Additional Space are occupied without causing more than minor interference with Tenant's use of the Additional Space (i.e., the "punch list" items). If Landlord shall be delayed in completing the
Additional Space as a result of any delay caused by Tenant, then for purposes of determining the Additional Space Commencement Date, the Additional Space shall be deemed to have been substantially complete on the date that Landlord's architect or construction department determines1 in its reasonable judgment, that the Additional Space would have been substantially complete if such delay or delays had not occurred. Landlord shall use reasonable commercial efforts to complete punch list items within thirty (30) days of Tenant's occupancy of the
Premises, except Landlord shall have an additional reasonable amount of time if its efforts are delayed or hindered by a force majeure event or an event otherwise beyond Landlord's control.
(c)   Commencement Date Certificate. Promptly after the Additional
Space
Commencement Date is ascertained, Landlord and Tenant shall execute a certificate, in the form attached hereto as Exhibi tD, which certificate shall set forth the Additional Space Commencement Date.

5. Completion of Improvements. Tenant shall accept the Additional Space on the Additional Space Commencement Date in their "as is" condition. The improvements by Landlord to the Additional Space shall be performed in accordance with the terms of Paragraph 8 below.


6. Rent. Section 5(a) of the Lease is hereby amended in part to reflect that the number of rentable square feet has been increased to include the Additional
Space, as follows:


Lease Year   Annual PSF Rental Rate  Square Feet        Annual
Base Rent

1             (months 1-9    $5.66)  15,088 until       To be
calculated upon

              (months 10-12  $8.50)  Additional Space
determination of
                                     Commencement Date  Additional
Space

Commencement Date

2             $8.76                  21,764
$190.652.64

3             $9.01                  21,764
$196.093.64
4             $9.28                  21,764
$201,969.92
5             $9.56                  21,764
$208,063.84
6             $9.85                  21,764
$214,375.40
7            $10.15                  21,764
$220,904.60
8            $10.45                  21,764
$227,433.80
9            $10.77                  21,764
$234,398.28
10           $11.10                  21,764
$241,580.40

If the Additional Space Commencement Date is a day other then the first day of a month, then the base rent for the month in which the Additional
Space
Commencement Date occurs shall be pro-rated as of the Additional
Space
Commencement Date.

In addition to the amounts set forth above, Tenant shall pay as additional base rent the Allowance for Additional Space Improvements, together with interest thereon, as set forth in Paragraph 9 below.

7. Proportionate Share. Effective on the Additional Space
Commencement Date,
Section 30(e) of the Lease is hereby amended to reflect that the square footage of the Premises has been increased to 21,764, that Tenant's proportionate share of the Building equals 37.66%, and that Tenant's proportionate share of the
Complex equals 14.97%.

8. Tenant Improvements - Landlord's Work. Landlord shall perform the work set forth on Exhibit B, using building standard materials and specifications
(the "LandIord's Work11). Except for Landlord's Work, Landlord is under no obligation to make any alterations, decorations, additions or improvements in or to the Premises. Landlord's Work may be performed during normal business hours, but Landlord shall coordinate the completion of Landlord's Work so as to not unreasonably interfere with Tenant's use of the Premises. There shall be no rental reduction or other abatement during the period of the performance of
Landlord's Work. Any delay in Landlord's completion of the Landlord's Work caused by modifications requested by Tenant shall constitute a tenant delay for purposes of determining the date of substantial completion.

9. Tenant Improvements - Tenant's Work.
(a) Tenant's Work. Tenant shall construct ("Tenant's Work") additional improvements to the Additional Space (the" Additional Space Improvements") according to plans and specifications approved by Landlord. Tenant shall be responsible for all costs of constructing Tenant's Work, except that Landlord shall contribute up to $13,000.00 to reimburse Tenant (upon Landlord's receipt of evidence of costs) for costs and expenses incurred by Tenant for repainting the painted surfaces of the Additional Space, recarpeting the carpeted surfaces of the Additional Space, and the installation of the cove base in the
Additional Space. Tenant shall flinush, and provide copies to Landlord of, all working drawings for architecture, plumbing, mechanical, electrical, telephone and other requirements for construction of the Additional Space Improvements, and all permits pertaining to the construction, inspection and approval of
Tenant's Work. Such requirements shall include the categories of work and all other items necessary to complete construction of the Additional Space
Improvements. Said working drawings must be approved in writing by Landlord and after such approval shall be defined as '1Tenantts Plans." Any changes or modifications to Tenant's Plans must also be approved in writing by Landlord prior to construction on same. A copy of the approved working drawings will be attached hereto as Exhibit C and shall he referred to as Tenant's Plans. Tenant and Landlord each covenants and agrees that it will flilly and Thithfi~ly comply with all reasonable response requirements to assure timely completion of the Additional Space Improvements, time being of the essence. The following conditions shall apply to the construction of the Additional Space
Improvements:

(i) Tenant, before its work is started shall: seure all licelises and permits recessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors; and cause each contractor to carry workmen1s compensation insura~ in statutory amounts covering all the contractor's and subcontractor's employees and cornprehensive public liability insurance with such limits as Landlord may reasonably require, but in no event less than
$3,OO0,OOO/$l,O00,000 and property damage insurance with limits of not less than $1,000,000 (all such insurance to be written with companies reasonably approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord copies of certificates of all such insurance;

(ii) Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its contractors and subcontractors, and not to cause or permit any liens for labor or materials performed or flirnished in connection therewith to attach to the property on which the Building is located, the Building or the Premises and irnmediately to discharge any such liens which may so attach as provided herein, and Tenant shall obtain lien waivers from all contractors, subcontractors, mechanics and materialmen that provide goods or services to the Additional Space;

(iii) All construction work shall be done in a good and workmanlike manner and in compliance with all applicable laws and ordinances, regulations and orders of governmental authority and insurers of the Building;

(iv) Tenant's Work shall be in accordance with Tenant's Plans. All alterations and construction carried out by Tenant shall be perforrned by contractors approved by the Landlord and in accordance with Landlord's construction guidelines. Landlord shall provide Tenant with a list of approved contractors.
Tenant shall use the structural and HVAC engineers provided by Landlord, but may use mechanical, electrical and plumbing engineers of its own selection, provided that they coordinate with Landlord's engineers. Tenant shall bear the cost of all such services.

            (b) Improvement Allowance. Landlord shall lend to
Tenant up to
Sixty-Seven Thousand Five Hundred Sixty and 00/100 Dollars
($67,560.00) (the
"Maximum Amount") to be used solely, and for no other reason, as an allowance for the costs and expenses of the Additional Space Improvements (the
"Allowance"). If the total amount borrowed by Tenant is less than the Maximum
Amount, then Landlord and Tenant shall certify as to the specific amount of the
Allowance actually borrowed by Tenant as soon as practicable. Provided Tenant is not in default hereunder, Landlord shall disburse the Allowance in accordance with the architecture, construction and related agreements evidencing work on the Additional Space Improvements. At Landlord's request,
Tenant shall execute a security agreement whereby tenant shall grant to
Landlord a security interest in all goods, inventory, equipment, fixtures and other personal property belonging to Tenant which are placed into the
Additional Space during the Term, and all proceeds of the foregoing.

(c) Tenant's Repayment of Improvement Allowance. Tenant shall repay the
Allowance, together with interest thereon at the rate of 10.5% per annum compounded monthly over the Term of the Lease, commencing on the Additional
Space Commencement Date, as part of Base Rent as set forth in
Section 5(a) of
the Lease, as amended by Paragraph 6 of this Amendment. If the actual amount of the Allowance has not been determined as of the Additional Space Commencement
Date, then for purposes of paying Base Rent, it will be assumed that the amount of the Allowance is the Maximum Amount. In the event that the actual amount of the Allowance is determined to be less than the Maximum Amount, then any excess amounts paid by Tenant shall be credited to the next payment(s) of Base Rent due from Tenant. If an Event of Default occurs or upon any termination of the
Lease prior to the Termination Date of the Lease, the entire amount of the
Allowance shall become immediately due and payable. To the extent not considered Base Rent hereunder, all amounts payable pursuant to this Paragraph
9 by Tenant shall be considered additional rent and are subject to the provisions of the Lease.

10. Parking. The number of unreserved parking spaces allocated to Tenant, as set forth in Section 37 of the Lease, is hereby increased by 23 additional unreserved parking spaces within the Complex. The number of reserved parking spaces allocated to Tenant, as set forth in Section 37 of the Lease, is hereby increased by five (5) additional reserved parking spaces within the Cornplex, at no additional cost to Tenant, at locations to be mutually agreed upon by
Landlord and Tenant.

11. Due Execution. Each of the individuals signing this Amendment on behalf of the Tenant do hereby represent and warrant to Landlord that they have the full right, power, capacity and authority to execute and deliver this Amendment as a binding and valid obligation of the Tenant hereunder.

12. Ratification. Except as expressly amended, modified 6r revised herein, the Lease and all of its terms, provisions, covenants and agreements are hereby ratified, confirmed and adopted for all purposes and in all respects.

13. Miscellaneous. To the extent the provisions of this Amendment are inconsistent with the provisions of the Lease, the provisions of this Amendment shall control.

IN WITNESS WHEREOF, Landlord and Tenant have executed and sealed this Amendment as of the date first above written.


WITNESS/ATTEST:

LANDLORD.

BRIT LIMITED PARTNERSHIP
a Maryland limited partnership

By:   BECO MANAGEMENT, INC.,
authorized

By:
Name:
Title:


TENANT:

TSI TELSYS, INC.,
a Maryland corporation

By:
Name: James R. Chesney
Title: President









Exhibit A

Additional Space

(To be Attached)




EXHIBT B

Landlord's Work

Landlord shall use bwlding standard materials for all work to be performed by
Landlord hereunder, unless otherwise set forth below.
1. Landlord shall remove the overhead light fixture in Area 121 of the
Additional Space

2. Landlord shall replace the lighting and light switch with building standard materials in Office 102 of the Additional Space.


3. Landlord shall replace the lighting in the following areas of the
Additional Space:

Office 101
Area 100
Office 104
Office 105
Office 20
Hallway between Area 106 and Area 115
Area 106
Office 111
Office 114

4. Landlord shall cancel the floor drops in Area 106 of the Additional Space.
5. Landlord shall repair the walls, remove the ceiling fixture above the entranceway, remove all existing ceiling lighting fixtures and restore to code, and remove the "mulch pen," in Area 115 of the Additional Space.
6. Landlord shall remove the DC electrical panel, and repair and re-install the existing door, in Room 114 of the Additional Space.
7. Landlord shall strip and refinish the vinyl floor in Rooms 110, 112 and 113 and repair the crack in the wall in Room 113 of the Additional
Space.
8. Landlord shall remove the existing data/telephone cables, remove existing shelving, and repair the walls in Room 109 of the Additional Space.



Exhibit C

Tenant's Plans

(To be attahced.)




EXHIBIT D

FORM OF CERTIFICATE




The Certificate to be executed by Landlord and Tenant pursuant to Paragraph
4(c) of the Amendment shall provide as follows:

"This Certificate is being provided pursuant to the terms and provisions of that certain First Amendment to Lease dated __________________ 1996 (the
"Amendment"), between BRIT LIMITED PARTNERSHIP and TSI TELSYS, INC. The parties desire to confirm that the following terms which are defined in the Lease shall have the meanings set forth below for all purposes in the Lease:

1. The Additional Space Commencement Date is ______________,1996.

      WITNESS/ATTEST:   LANDLORD

BRIT LIMITED PARTNERSHIP
a Maryland limited partnership

By: BECO MANAGEMENT, INC~,
authorized agent



By:
Name:
Title


TENANT:

TELSYS, INC.,
a Maryland corporation

By:
Name:
Title:








Exhibit B
Landlords Work



Landlord shall use building standard materials for all work to be performed by
Landlord hereunder, unless otherwise set forth below.

1. Landlord shall remove the overhead light fituure in Area 121 of the
Additional Space.

2. Landlord shall replace the lighting and light switch with building standard materials in Of~ice 102 of the Additional Space.

3. Landlord shall replace the lighting in the following areas of the
Additional Space:

Office 101
Area 100
Office 104
Office 105
Office 20
Hallway between Area 106 and Area 115
Area 106
Office Ill
Office 114

4. Landlord shall cancel the floor drops in Area 106 of the Additional
Space.

5. Landlord shall repair the walls, remove the ceiling fixture above the entranceway, remove all existing ceiling lighting fixtures and restore to code, and remove the "mulch pen," in Area 115 of the Additional Space.

6. Landlord shall remove the DC electrical panel, and repair and re-install the existing door, in Room 114 of the Additional Space.

7.    Landlord shall strip and refinish the vinyl floor in Rooms
110, 112 and
113 and repair the crack in the wall in Room 113 of the Additional
Space.

8. Landlord shall remove the existing data/telephone cables, remove existing shelving, and repair the walls in Room 109 of the Additional
Space.


Exhibit D

Form of Certificate

The Certificate to be executed by Landlord and Tenant pursuant to Paragraph
4(c) of the Amendment shall provide as follows:

"This Certificate is being provided pursuant to the terms and provisions of that certain First Amendment to Lease dated __________________ 1996 (the
"Amendmentt1), between BRIT LIMITED PARTNERSHIP and TSI TELSYS, INC. The parties desire to confirm that the following terms which are defined in the
Lease shall have the meanings set forth below for all purposes in the Lease:

1. The Additional Space Commencement Date is _________________,
1996.

WITINESS/ATTTST   LANDLORD:
BRIT LIMITED PARTNERSHIP
a Maryland limited partnership

By:   BECO MANAGEMENT, INC.,
authorized agent

By
Name:
Tiile:


TENANT

TSI TELSYS, INC.,
a Maryland corporation

By:
Name:
Title:


November 25, 1996

Mr. Bruce G Montgomery P.E.
TSI TelSys, Inc.
7100 Columbia gateway Drive
Suite 150
Columbia, MD 21046
BECO
Re: Lease Commencement

Dear Mr. Montgomery:

On behalf of BECO Management Inc. I would like to thank you and congratulate you on your recent expansion at Three Ponds Business Park. Below, please find the pertinent terms of your expansion:

Expansion Commencement Date:        October 15, 1996

Termination Date:                   November 30, 2005

Total Expansion Space Square Footage: 6,756

Monthly Base Rent for Expansion Space: $4,785.50

Please remit $7,497.34 ($2,711.84 for the period October 15, through October31, and $4,785.50 for November 1996). Beginning December, 1996 please remit
$15,887.72 per month (total space of 21,764 square feet at $8.76 per square foot).

Attached, please find 3 copies of Exhibit D, Form of Certificate showing the additional space commencement date as October 15 per Paragraph 4 of the Second
Amendment to Lease. Please sign and return 2 copies of Exhibit D. A fully executed copy will be returned for your records. Also, enclosed is a fully executed copy of the Second Amendment to Lease.

If you have any questions please call me at (301) 816-1573.

Sincerely,





Tony Eastridge
Property Manager



SECOND AMENDMENT TO LEASE


      This second amendment to lease (this "Amendment") is made this 30th day of Septmeber1996, by and between BRIT LIMITED PARTNERSIIIP, a Maryland limited partnership ("Landlord"), and TSI TELSYS, INC., a Maryland corporation
("Tenant").

RECITALS:

A.    Landlord and Tenant entered into a Lease Agreement dated
November 22,
1995, as amended by that certain First Amendment to Lease dated
July 2, 1996
(the "First Amendment") (collectively, the "Lease") for approximately 21,764 rentable square feet of space and known as Suite
150, located in the office building located at 7100 Columbia
Gateway Drive,
Columbia, Maryland 21046- Building C (the "Building"), within the complex known as Three Ponds Business Park (the "Complex").

B. Pursuant to the First Amendment, Landlord agreed to make certain improvements to the Premises as set forth in Paragraph 8 of the First Amendment and defined as "Landlord's Work." Landlord also agreed to contribute up to
$13,000.00 (the "Landlord's Contribution") to reimburse Tenant for certain improvements to be performed by Tenant, as described in Paragraph 9(a) of the
First Amendment. Tenant desires not to have Landlord perform Landlord's Work, but instead to perform said work itself. Landlord and Tenant agree that in lieu of Landlord performing Landlord's Work, Landlord shall increase the Landlord's
Contribution by $11,000.

C.    Because Landlord shall not be performing Landlord's Work,
Landlord and
Tenant acknowledge that Landlord does not have control over when
Landlord's
Work shall be substantially complete, and, consequently, the Additional Space
Commencement Date shall be changed, as set forth below.

D. The parties hereto desire to modify the Lease to reflect, among other things, the agreement that Tenant will perform Landlord's Work, the increase to
Landlord's Contribution, and the change in the Additional Space
Commencement
Date.

NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree to amend the Lease as follows:

1. Definitions. All of the capitalized terms used in this Amendment shall have the same meaning as set forth in the Lease, except as modified by this
Amendment.

2. Commencement Date. Paragraph 4 of the First Amendment is hereby deleted in its entirety, and, in lieu thereof, the following is hereby inserted:


4.    Term.

(a) Commencement Date. Landlord and Tenant hereby agree that the lease term for the Additional Space shall commence (the "Additional Space Commencement
Date") on the earlier of (i) October 15, 1996, or (ii) the date on which Tenant commences beneficial use of the Additional Space. Tenant shall be deemed to have commenced beneficial use of the Additional Space when Tenant begins to move furniture, furnishings, inventory, equipment or trade fixtures into the
Additional Space. Other than the Additional Space Commencement Date, the provisions pertaining to the lease term for the Additional Space shall be governed by the terms of the Lease, such that the term for the Additional Space shall coincide with the term for the Existing Space as set forth in the Lease.

(b)   Commencement Date Certificate. Promptly after the Additional
Space
Commencement Date is ascertained, Landlord and Tenant shall execute a certificate, in the form attached hereto as Exhibit D, which certificate shall set forth the Additional Space Commencement Date.

3.    Completion of Improvements. Paragraphs of the First
Amendment is hereby
deleted in its entirety.

4.    Tenant Improvements - Landlord's Work. Paragraph 8 of the
First Amendment
is hereby deleted in its entirety, and, in lieu thereof, the following is hereby inserted:

      8. Tenant Improvements - Landlord's Work. Tenant shall perform the work set forth on Exhibit B, using building standard materials and specifications (the "Landlord's Work"). Landlord is under no obligation to make any alterations, decorations, additions or improvements in or to the Premises.
Landlord's Work may be performed during normal business hours. There shall be no rental reduction or other abatement during the period of the performance of
Landlord's Work.

5.    Tenant Improvements - Tenant's Work. Paragraph 9(a) of the
First
Amendment is hereby amended by deleting the second (2nd) sentence of Paragraph
9(a), and inserting, in lieu thereof, the following sentence:


Tenant shall be responsible for all costs of planning and constructing
Landlord's Work and Tenant's Work, except that Landlord shall contribute up to
$24,000.00 to reimburse Tenant (upon Landlord's receipt of evidence of costs) for costs and expenses incurred by Tenant in performing Landlord's Work and for repainting the painted surfaces of the Additional Space, recarpeting the carpeted surfaces of the Additional Space, and the installation of the cove base in the Additional Space.


6. Due Execution. The individual signing this Amendment on behalf of Tenant represents and warrants to Landlord that it has the full right, power, capacity and authority to execute and deliver this Amendment as a binding and valid obligation of the Tenant hereunder.

7. Ratification. Except as expressly amended, modified or revised herein, the Lease and all of its terms, provisions, covenants and agreements are hereby ratified, confirmed and adopted for all purposes and in all respects.

8. Miscellaneous. To the extent the provisions of this Amendment are inconsistent with the provisions of the Lease, the provisions of this Amendment shall control.


IN WITNESS WHEREOF, Landlord has caused these presents to be signed and sealed by its authorized agent, and Tenant has caused these presents to be signed in its corporate name by its duly authorized officer, all done as of the date first set forth above.

WITNESS/ATTEST:

LANDLORD:
BRIT LIMITED PARTNERSHIP
 By:  BECO Management, Inc., authorized agent


                                    By:
Print Name: Jeffery Lee Cohen
                                    Title: President


TENANT:

TSI TELSYS, INC., a Maryland Corporation

                  By:
                                    Print Name: James R.Chesney
                                    Title: President




Exhibit D

Form of Certificate



The Certificate to be executed by Landlord and Tenant pursuant to Paragraph
4(c) of the Amendment shall provide as follows:

            "This Certificate is being provided pursuant to the terms and provisions of that certain Second Amendment to Lease dated September 30 - 1996
(the "AmendMent"), between BRIT LIMITED PARTNERSHIP and TSI ThLSYS, INC. The parties desire to confirm that the following terms which are defined in the
Lease shall have the meanings set forth below for all purposes in the Lease:

I.    The Additional Space Commencement Date is October 15,1996.


WITNESS/ATTEST.

LANDLORD

BRIT LIMITED PARTNERSHIP
a Maryland limited partnership

By:   BECO MANAGEMENT, INC.,
authorized agent

By:
Name:
TitIe:


TENANT

TSI TELSYS, INC.,
a Maryland corporation

By:
Name:
Title: